Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Bohai Pharmaceuticals Group, Inc. for the period ended June 30, 2014, I, HongweiQu, Chief Executive Officer, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

Such Annual Report on Form 10-K for the year ended June 30, 2014, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Annual Report on Form 10-K for the year ended June 30, 2014, fairly presents, in all material respects, the financial condition and results of operations of Bohai Pharmaceuticals Group, Inc.

/s/ Hongwei Qu
Hongwei Qu
Chief Executive Officer and Chairman
(principal executive and financial officer)

1